Exhibit 99.2

Kindred Ben Breier Video Transcript

•	Hi everyone and happy holidays. We have some exciting news about the evolution of Kindred, and I’m proud to be able to share it with you today. Let me take some time to walk through this next chapter and what I believe it means for our company, our patients and of course all of you.

•	Today, we announced that Kindred will become two separate, private companies, Kindred at Home and a specialty hospital company, Kindred Healthcare.

•	This transaction represents an opportunity to evolve our integrated care approach and position all of the Company’s service lines to be even more successful in the future.

•	We have three really impressive partners in this transaction:

•	TPG Capital and Welsh, Carson, Anderson & Stowe, or WCAS. These are two of the most experienced healthcare investors in private equity.

•	And Humana, a company also based in Louisville that shares our commitment to advancing integrated care and expanding access to health services in the home.

•	Kindred at Home, our home health, hospice and community care business, will become a standalone company owned 40 percent by Humana, with the remaining 60 percent owned by TPG and WCAS.

•	Our LTAC hospitals, Inpatient Rehab Facilities s and contract rehab services will become one separate specialty hospital company, Kindred Healthcare, owned by TPG and WCAS.

•	I am honored that I will be the CEO of Kindred Healthcare following the completion of the transaction, and my colleague and partner David Causby will be CEO of Kindred at Home.

•	Kindred has been a publicly traded company since 2001, so I want to take a moment to explain the compelling rationale for this transaction.

•	In addition to delivering substantial cash value for our stockholders, the transaction is a natural evolution of our integrated care strategy and will enable us to more effectively pursue our vision as a provider, as an innovator and as post-acute benefits manager.

•	The transaction represents a significant step forward in transforming home healthcare in America by enhancing access to care and reducing costs for people living with chronic conditions.

•	Further, the specialty hospital company, Kindred Healthcare, will be uniquely positioned to care for the most medically-complex and rehab-intensive populations.

•	I believe the unique platform created through this transaction will enable us to meet the evolving needs of our patients and their families, while also driving continued growth.

•	Importantly, we expect the flexibility and resources that we will gain through this transaction to create new opportunities for our teammates, enhance innovation in both platforms and further our culture of a patients-first approach to high-quality, compassionate care.

•	It should be business as usual at Kindred until the transaction closes. We expect this will occur sometime around the summer of 2018, subject to approvals and customary closing conditions.

•	During this period, I am counting on all of you to remain focused on what you do best – caring for our patients and supporting your fellow colleagues.

•	Looking ahead, we have a lot of work to do to implement the plan we announced today.

•	A team with members of Kindred leadership, as well as leaders from our other partners, is already hard at work to determine how best to position these two companies for success.

•	We will continue to keep you updated as we achieve milestones and as important information becomes available. Today you will receive a communication called “Moving Forward” and we will continue to publish new editions of “Moving Forward” to keep you appraised of our progress and address questions from teammates across the country.

•	Above all, I want to reiterate that we expect the additional resources available will allow both companies to achieve even greater things. We are very pleased and excited and hope you share our enthusiasm for the even brighter future ahead.

•	In closing, on behalf of the entire leadership team, I want to thank you for all that you do each day to improve the lives of our patients.

•	It’s your hard work and your commitment to Kindred that are the foundation of our success, and we could not have built our market-leading platform, successfully repositioned our portfolio over the last few years or realized this opportunity without your efforts – so, thank you.

•	I know that with the holiday season in full swing and the New Year quickly approaching, this is a busy time for everyone.

•	I am grateful for your continued focus on excellent care delivery and the difference you make in the lives of our patients and their family members.

•	I look forward to continuing our work together to meaningfully improve the lives of our patients.

•	Thank you all very much.